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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Moore Corporation Limited of our reports dated February 22, 2001 relating to the consolidated financial statements and financial statement schedule, which appear in Moore Corporation Limited's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants
Toronto, Canada
March 19, 2003